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                                                                 Exhibit 21


            SUBSIDIARIES OF FORD MOTOR COMPANY AS OF MARCH 15, 1999*
            --------------------------------------------------------

Organization                                                     Jurisdiction
------------                                                     ------------
Cadiz Electronica, S.A.                                          Spain
Carplastic S.A. de C.V.                                          Mexico
Ford Argentina S.A.                                              Argentina
Ford Automotive Holdings                                         England
        Ford Motor Company Limited                               England
        Jaguar Limited                                           England
Ford Brasil Ltda.                                                Brazil
Ford Capital B.V.                                                The Netherlands
Ford Electronica Portuguesa, Ltd.                                Bermuda
Ford Electronics and Refrigeration LLC                           Delaware, U.S.A.
        Ford Electronics Manufacturing Corporation               Canada
Ford Enhanced Investment Partnership                             Michigan, U.S.A.
Ford Enhanced Return Partnership                                 Michigan, U.S.A.
Ford Espana S.A.                                                 Spain
Ford Export Services B.V.                                        The Netherlands
Ford European Holdings, Inc.                                     Delaware, U.S.A.
        Ford Deutschland Holding, GmbH                           Germany
           Ford Werke AG                                         Germany
Ford FSG, Inc.                                                   Delaware, U.S.A.
        Ford Motor Credit Company                                Delaware, U.S.A.
           The American Road Insurance Company                   Michigan, U.S.A.
           Ford Credit Auto Receivables Corporation              Delaware, U.S.A.
           Ford Credit Auto Receivables LLC                      Delaware, U.S.A.
           Ford Credit International, Inc.                       Delaware, U.S.A.
               Ford Credit Canada Limited                        Canada
               FCE Bank plc                                      England
           Primus Automotive Financial Services, Inc.            New York, U.S.A.
Ford Global Technologies, Inc.                                   Michigan, U.S.A.
Ford Holdings, Inc.                                              Delaware, U.S.A.
        Ford Motor Land Development Corporation                  Delaware, U.S.A.
Ford International Capital Corporation                           Delaware, U.S.A.
Ford Investment Partnership                                      Michigan, U.S.A.
Ford Italiana S.p.A.                                             Italy
Ford Motor Company (Austria) K.G.                                Austria
Ford Motor Company (Belgium) N.V.                                Belgium
Ford Motor Company of Canada, Limited                            Ontario, Canada
        Essex Manufacturing                                      Ontario, Canada
        Ford Motor Company of Australia Limited                  Australia
        Ford Lio Ho Motor Company Ltd.                           Taiwan
Ford Motor Company (Japan), Ltd.                                 Japan
Ford Motor Company, S.A. de C.V.                                 Mexico
Ford Motor de Venezuela, S.A.                                    Venezuela
Ford Nederland B.V.                                              The Netherlands
Ford Super Enhanced Return Partnership                           Michigan, U.S.A.
Ford Treasury Services Dublin                                    Ireland
Groupe Ford France SAS                                           France
        Ford Aquitaine Industrie SAS                             France
        Ford Ardennes Industrie SAS                              France
        Ford France Automobile SAS                               France
The Hertz Corporation                                            Delaware, U.S.A.
Transcon Insurance Limited
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284        Other U.S. Subsidiaries
301        Other Non-U.S. Subsidiaries

* Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.